Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Grupo Aval Acciones y Valores S.A.

Name	Jurisdiction of Incorporation
Grupo Aval Acciones Y Valores S.A.	Colombia
Grupo Aval Limited	Cayman Islands
ATH Negocio Conjunto	Colombia
Aval Soluciones Digitales S.A. - Cuentas En Participación	Colombia
Sociedad Administradora De Fondos De Pensiones Y Cesantías Porvenir Sa	Colombia
Aportes En Linea S.A.	Colombia
Aval Casa De Bolsa S.A.	Colombia
Aval Fiduciaria S.A.	Colombia
Banco Av Villas S.A.	Colombia
Aval Valor Compartido	Colombia
Banco De Bogotá S.A.	Colombia
Almacenes Generales De Depósito Almaviva S.A.	Colombia
Almaviva Global Cargo S.A.	Colombia
Almaviva Zona Franca S.A.S.	Colombia
Aval Soluciones Digitales S.A.	Colombia
Banco De Bogotá S.A. Panama	Panama
Bogota Finance Corporation	Cayman Islands
Corporación Financiera Centroamericana S.A.- Ficentro	Panama
Fiduciaria Bogotá S.A. - Fidubogotá	Colombia
Multi Financial Holding Inc	Panama
Mb Créditos, S.A.	Costa Rica
Megalínea S.A.	Colombia
Multi Financial Group Inc.	Panama
Multi Securities Inc.	Panama
Multi Trust, Inc.	Panama
Multibank Inc.	Panama
Multibank Seguros, S.A.	Panama
Promotora Prosperidad, S.A.	Panama
Banco De Occidente S.A.	Colombia
Banco De Occidente S.A. Panama	Panama

Fiduciaria De Occidente S.A.	Colombia
Occidental Bank Barbados	Barbados
Ventas Y Servicios S.A.	Colombia
Banco Popular S.A.	Colombia
Alpopular Almacén General De Depósitos S.A. Alpopular S.A.	Colombia
Fiduciaria Popular S.A. - Fiduciar S.A.	Colombia
Patrimonio Autonomo Administracion De Cartera	Colombia
Corporación Financiera Colombiana S.A.	Colombia
Agro Casuna S.A.S	Colombia
Agro Santa Helena S.A.S.	Colombia
Cfc Energy Holding S.A.S.	Colombia
Cfc Gas Holding S.A.S.	Colombia
Cfc Private Equity Holdings S.A.S.	Colombia
Cfc-Sk Covipaci Colombia S.A.S	Colombia
Colombiana De Licitaciones Y Concesiones S.A.S.	Colombia
Compañía Energetica De Occidente S.A.S. E.S.P.	Colombia
Compañía Hotelera Cartagena De Indias S.A.	Colombia
Concesionaria Nueva Via Al Mar S.A..	Colombia
Concesionaria Panamericana S.A.S.	Colombia
Concesionaria Vial Andina S.A.S. - Coviandina	Colombia
Concesionaria Vial De Los Andes - Coviandes S.A.	Colombia
Concesionaria Vial Del Oriente S.A.S.	Colombia
Concesionaria Vial Del Pacifico S.A.S.	Colombia
Concesiones Ccfc S.A.	Colombia
Constructora De Infraestructura Vial S.A.S. - Coinvial	Colombia
Corfiinvest S.A.S	Colombia
Esencial Hoteles S.A.	Colombia
Estudios Proyectos E Inversiones De Los Andes S.A. Epiandes	Colombia
Estudios Y Proyectos Del Sol - Episol S.A.S.	Colombia
Gases De Norte Del Peru	Peru
Gases De Occidente S.A. E.S.P.	Colombia
Gases Del Pacifico S.A.C.	Peru

Generadora Paita Industrial S.A.C.	Peru
Gestora En Infraestructura Y Desarrollo S.A.S.	Colombia
Hevea De Los Llanos S.A.S.	Colombia
Hevea Inversiones S.A.S.	Colombia
Hoteles Estelar Del Peru S.A.C.	Peru
Hoteles Estelar S.A.	Colombia
Investmex S.A.C.	Peru
Mavalle S.A.	Colombia
Organización Pajonales S.A.	Colombia
Orion Contact Center S.A.S.	Colombia
Plantaciones Santa Rita S.A.S.	Colombia
Plantaciones Unipalma De Los Llanos S.A.	Colombia
Promigas Brasil Ltda	Brasil
Promigas Gcx Holding Llc	U.S.A.
Promigas Peru S.A.	Peru
Promigas S.A. E.S.P.	Colombia
Promigas Usa Inc	U.S.A.
Promisol S.A.S.	Colombia
Promotora De Gas Del Oriente S.A. E.S.P. “Promioriente”	Colombia
Promotora Y Comercializadora Turística Santamar S.A.	Colombia
Proyectos De Infraestructura - Pisa S.A.S	Colombia
Proyectos De Ingenieria Y Desarrollos S.A.S. - Proindesa S.A.S.	Colombia
Proyectos De Inversion Vial Andino S.A.S. En Liquidación	Colombia
Proyectos De Inversion Vial Del Oriente S.A.S. - Proinvioriente S.A.S.	Colombia
Proyectos De Inversion Vial Del Pacifico S.A.S. - Proinvipacifico	Colombia
Proyectos Y Desarrollos De Pagos Electronicos Vehiculares S.A.S	Colombia
Proyectos Y Desarrollos Viales Al Llano S.A.S	Colombia
Proyectos Y Desarrollos Viales Del Mar S.A.S. Prodevimar S.A.S.	Colombia
Proyectos Y Desarrollos Viales Andinos S.A.S. Prodeandino S.A.S.	Colombia
Proyectos Y Desarrollos Viales Del Pacifico S.A.S. Prodepacifico S.A.S.	Colombia
Proyectos Y Desarrollos Viales Urbanos - Prodeviurbano S.A.S	Colombia
Sociedad Portuaria Del Cayao S.A. E.S.P.	Colombia

Surtidora De Gas Del Caribe S.A. E.S.P.	Colombia
Tejidos Sintéticos De Colombia - Tesicol S.A.	Colombia
Transoccidente S.A. E.S.P.	Colombia
Transportadora De Metano Esp S.A. - Transmetano	Colombia
Tsr20 Inversiones S.A.S.	Colombia
Valora S.A.	Colombia
Zonagen S.A.S.	Colombia